EXHIBIT 99
PRESS RELEASE
For Release January 30, 2007
Contact: Investor Relations
               (888) 343-8147
Website: www.bankmbank.com
Mackinac Financial Corporation Announces
Annual Results for 2006
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the holding company for mBank, has reported net income of $1.716 million, or $.50 per share, for the year ended December 31, 2006, compared to a net loss of $7.364 million, or $2.15 per share, for 2005. Weighted average shares outstanding amounted to 3,428,695 in both years.
The 2006 operations include a $600,000 negative provision recorded in the first quarter, in recognition of improved credit quality, a $261,000 negative provision recorded in the fourth quarter to recognize a specific reserve reduction on a loan payoff, and a $500,000 deferred tax benefit recorded in the third quarter. The deferred tax benefit was recorded in accordance with generally accepted accounting principles for recognition of a portion of the benefits to be derived from NOL carry-forwards. The 2006 results also include $310,000 of stock option expense required under the new accounting rules for stock compensation plans, as well as $550,000 of expenses incurred to pursue legal action against the Corporation’s former accountants. The costs associated with the pursuit of this legal action have surpassed our earlier estimates but management and the Corporation’s Board of Directors believe the case has merit and pursuing it is in the best interests of our shareholders.
The 2005 loss of $7.364 million includes a number of significant one-time charges. Included are $4.320 million of penalties incurred to prepay $48.555 million of FHLB borrowings, $.815 million of costs associated with conversion of the Corporation’s data processing system, approximately $500,000 of marketing expense to launch the new “mBank” name along with a new line of products and services, and lastly a $200,000 write-down of other real estate property.

Paul Tobias, Chairman and Chief Executive Officer commented, “In 2006, the Corporation was extremely successful in generating new loans and deposits which enabled us to attain core profitability. This balance sheet growth provides the foundation in which to increase profits in future periods; however, in order to bring profitability in line with our peers and meet shareholder expectations we will need to improve our funding mix and constrain noninterest expenses.”
Total assets of the Corporation at December 31, 2006 were $382.791 million, an increase of 28.1% from total assets of $298.722 million reported at December 31, 2005.
During 2006 the Corporation’s loans stood at $322.581 million, an increase of $82.810 million from 2005 year-end balances of $239.771 million, a 34.5% increase. Total loan originations in 2006 amounted to $135.2 million.
Tobias stated, “We are extremely pleased with our team’s ability to originate high quality loan relationships. This loan growth in 2006 along with our 2005 growth of $35.939 million demonstrates the effectiveness of our strategy in staffing our organization with experienced, highly skilled commercial lenders. In 2007 and beyond our ability to fund continued loan growth with a higher portion of in-market lower cost transactional deposits is another key variable for increased profitability.”
Asset quality remains strong. Nonperforming loans, as a percent of loans, was .91% at December 31, 2006. Nonperforming assets at December 31, 2006 were $2.965 million, .77% of total assets, compared to $1.059 million or .35% of total assets at December 31, 2005. Tobias added, “During our rapid loan portfolio expansion, we have been diligent in our credit administration and have continued to focus on credit quality. Our process, which is administrated under a committee system, and anchored by strong underwriting, has proved effective in maintaining our strong credit quality. The increase in nonperforming assets reflects the impact of two large credits moving into the nonaccrual category. These credits were originated before our team arrived and in both instances, we are well reserved and have a strategy for adequate recovery.”
Total deposits grew from $232.632 million at December 31, 2005 to $312.421 million at December 31, 2006, an increase of 34.3%. The increase includes a growth in core deposits of the Bank in the amount of $25.079 million, a 14.4% increase from 2005 year end balances of $174.530 million, and increases in non-core deposits of $54.710 million, which include bank CDs greater than $100,000 and brokered deposits.
Net interest income for the year ended December 31, 2006 was $11.593 million compared to $9.780 million for the year ended December 31, 2005, an increase of $1.813 million. The margin percentage for 2006 was 3.51% compared to 3.64% in 2005. This decrease in the net interest margin is attributable to a number of factors. During 2006 the prime rate increased from 7.25% to 8.25%, which was beneficial to the Corporation since a majority of the commercial loan portfolio repriced upwards with each prime rate change. A factor which negatively impacted the margin in 2006 was the increased reliance on brokered deposits to fund loan growth. The Corporation also experienced a migration of deposits from low cost transactional accounts to higher cost money market accounts. Tobias commented, “We realize the importance of obtaining lower cost transactional deposits to maintain our interest margin. We have directed our efforts towards this need by staffing our branches with sales oriented branch managers supported by the right systems and products. We will be implementing appropriate incentives in 2007 to help reward the individuals that grow low cost deposits.”
Shareholders’ equity totaled $28.790 million at December 31, 2006 compared to $26.588 million at the end of 2005, an increase of $2.202 million. This increase reflects consolidated net income of $1.716 million, the capital contribution impact of stock options and also the increase in equity due to the increase in the market value of held-for-sale investments, which amounted to $.176 million. The book value per share at December 31, 2006 amounted to $8.40 compared to $7.75 at the end of 2005. Tobias concluded, “The increase in equity during 2006 reflects the return to profitability which is an important step towards our goal to generate top tier returns for our shareholders.”
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 branch offices; nine in the Upper Peninsula of Michigan and four in Lower Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Years Ended December 31,
(Dollars in thousands, except per share data)	2006	2005
	(Unaudited)	(Audited)
Selected Financial Condition Data (at end of period):
Total assets	$382,791	$298,722
Total loans	322,581	239,771
Total deposits	312,421	232,632
Borrowings and subordinated debentures	38,307	36,417
Total shareholders’ equity	28,790	26,588

Selected Statements of Income Data:
Net interest income	$11,593	$9,780
Income (loss) before taxes	1,216	(7,364)
Net income (loss)	1,716	(7,364)
Income (loss) per common share — Basic	.50	(2.15)
Income (loss) per common share — Diluted	.50	(2.15)

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.51%	3.64%
Efficiency ratio	93.95	160.43
Return on average assets	.49	(2.58)
Return on average equity	6.19	(25.63)

Average total assets	$347,927	$285,896
Average total shareholders’ equity	27,744	28,732
Average loans to average deposits ratio	99.77%	98.17%

Common Share Data at end of period:
Market price per common share	$11.50	$9.10
Book value per common share	$8.40	$7.75
Common shares outstanding	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695

Other Data at end of period:
Allowance for loan losses	$5,006	$6,108
Non-performing assets	$2,965	$1,059
Allowance for loan losses to total loans	1.55%	2.55%
Non-performing assets to total assets	.77%	.35%
Number of:
Branch locations	13	12

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
(Dollars in thousands, except per share data)	2006	2005
	(Unaudited)	(Audited)
ASSETS

Cash and due from banks	$4,865	$4,833
Federal funds sold	5,841	3,110

Cash and cash equivalents	10,706	7,943

Interest-bearing deposits in other financial institutions	856	1,025
Securities available for sale	32,769	34,210
Federal Home Loan Bank stock	3,794	4,855

Loans:
Commercial	261,726	192,826
Mortgage	58,014	44,660
Installment	2,841	2,285

Total loans	322,581	239,771
Allowance for loan losses	(5,006)	(6,108)

Net loans	317,575	233,663

Premises and equipment	12,453	11,987
Other real estate held for sale	26	945
Other assets	4,612	4,094

TOTAL ASSETS	$382,791	$298,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$23,471	$19,684
Interest-bearing deposits
Money market	42,340	31,198
NOW, Savings, and IRA	53,079	55,923
CDs <$100,000	80,719	67,725
CDs >$100,000	23,645	12,335
Brokered	89,167	45,767

Total deposits	312,421	232,632

Borrowings	38,307	36,417
Other liabilities	3,273	3,085

Total liabilities	354,001	272,134

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding	—	—
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding — 3,428,695 shares	42,720	42,412
Retained earnings	(13,743)	(15,461)
Accumulated other comprehensive income (loss)	(187)	(363)

Total shareholders’ equity	28,790	26,588

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$382,791	$298,722

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
(Dollars in thousands, except per share data)	2006	2005	2004
	(Unaudited)	(Audited)	(Audited)
Interest income:
Interest and fees on loans:
Taxable	$21,239	$13,862	$14,517
Tax-exempt	753	928	1,180
Interest on securities:
Taxable	1,186	1,455	2,401
Tax-exempt	87	167	171
Other interest income	787	564	584

Total interest income	24,052	16,976	18,853

Interest expense:
Deposits	10,575	5,259	5,443
Borrowings	1,884	1,937	4,730
Subordinated debentures	—	—	442

Total interest expense	12,459	7,196	10,615

Net interest income	11,593	9,780	8,238

Provision for loan losses	(861)	—	—

Net interest income after provision for loan losses	12,454	9,780	8,238

Other income
Service fees	547	586	982
Net gains on sale of loans	197	49	39
Loan and lease fees	79	21	17
Net security gains (losses)	(1)	95	—
Gain on sale of branches	—	—	205
Gain on settlement of subordinated debentures	—	—	6,617
Other	161	360	682

Total other income	983	1,111	8,542

Other expenses:
Salaries and employee benefits	6,132	6,090	8,032
Occupancy	1,264	1,053	994
Furniture and equipment	631	560	887
Data processing	691	1,720	1,220
Accounting, legal and consulting fees	1,425	886	1,836
Loan and deposit	392	852	1,718
Telephone	210	271	382
Advertising	346	814	115
Penalty on prepayment of FHLB borrowings	—	4,320	—
Other	1,130	1,689	3,044

Total other expenses	12,221	18,255	18,228

Income (loss) before provision for income taxes	1,216	(7,364)	(1,448)
Provision for (benefit of) income taxes	(500)	—	147

Net income (loss)	$1,716	$(7,364)	$(1,595)

Income (loss) per common share:
Basic	$.50	$(2.15)	$(3.23)

Diluted	$.50	$(2.15)	$(3.23)

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	December 31,
	2006	2005
Commercial Loans
Real estate — operators of nonresidential buildings	$44,308	$28,217
Hospitality and tourism	30,826	37,681
Real estate agents and managers	25,071	10,588
New car dealers	10,086	9,995
Other	115,426	88,842

Total Commercial Loans	225,717	175,323

1-4 family residential real estate	58,014	44,660
Consumer	2,841	2,285
Construction	36,009	17,503

Total Loans	$322,581	$239,771

Credit Quality (at end of period):

	December 31,
	2006	2005
Nonperforming Assets
Nonaccrual loans	$2,899	$15
Loans past due 90 days or more	40	99
Restructured loans	—	—

Total nonperforming loans	2,939	114
Other real estate owned	26	945

Total nonperforming assets	$2,965	$1,059

Nonperforming loans as a % of loans	.91%	.05%

Nonperforming assets as a % of assets	.77%	.35%

Reserve for Loan Losses:
At period end	$5,006	$6,108

As a % of loans	1.55%	2.55%

As a % of nonperforming loans	170.33%	5,357.89%

As a % of nonaccrual loans	172.68%	N/M %

Charge-off Information:
Average loans	$278,953	$207,928

Net charge-offs	$241	$858

Charge-offs as a % of average loans	.09%	.41%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
BALANCE SHEET (Dollars in thousands)

Total loans	$322,581	$292,614	$283,110	$264,471	$239,771
Allowance for loan losses	(5,006)	(5,316)	(5,415)	(5,415)	(6,108)

Total loans, net	317,575	287,298	277,695	259,056	233,663
Intangible assets	205	237	268	299	330
Total assets	382,791	363,191	352,497	334,591	298,722
Core deposits	199,609	195,774	185,784	183,438	174,530
Noncore deposits (1)	112,812	97,720	98,380	84,516	58,102

Total deposits	312,421	293,494	284,164	267,954	232,632
Total borrowings	38,307	38,307	37,617	36,417	36,417
Total shareholders’ equity	28,790	28,226	27,179	27,173	26,588
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,027	$2,952	$2,935	$2,679	$2,680
Provision for loan losses	(261)	—	—	(600)	—

Net interest income after provision	3,288	2,952	2,935	3,279	2,680
Total noninterest income	276	240	251	216	303
Total noninterest expense	3,226	3,002	2,996	2,997	4,011

Income before taxes	338	190	190	498	(1,028)
Provision for income taxes	—	(500)	—	—	—

Net income	$338	$690	$190	$498	$(1,028)

PER SHARE DATA

Earnings per share — basic	$.10	$.20	$.05	$.15	$(.30)
Earnings per share — diluted	.10	.20	.05	.15	(.30)
Book value per share	8.40	8.23	7.93	7.93	7.75

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.91%	.71%	.16%	N/M %	.05%
Nonperforming assets/total assets	.77	.58	.14	.28	.35
Allowance for loan losses/total loans	1.55	1.82	1.91	2.05	2.55
Allowance for loan losses/nonperforming loans	170.33	257.43	1,214.13	N/M	5,357.89

PROFITABILITY RATIOS

Return on average assets	.37%	.75%	.22%	.63%	(1.41)%
Return on average equity	4.68	9.76	2.82	7.47	(14.95)
Net interest margin	3.44	3.36	3.62	3.62	3.96
Efficiency ratio	94.60	91.17	91.41	99.37	128.37
Average loans/average deposits	102.29	97.51	99.67	98.44	102.01

CAPITAL ADEQUACY RATIOS

Leverage ratio	7.85	7.81	8.04	8.54	9.23
Tier 1 capital ratio	8.77	9.36	9.28	9.74	10.57
Total capital ratio	10.02	10.62	10.54	11.00	11.84
Average equity/average assets	7.81	7.73	7.94	8.48	9.45
Tangible equity/tangible assets	7.47	7.71	7.64	8.04	8.80

(1)	Noncore deposits includes brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS